SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            Form 8-K

                         CURRENT FORM
             PURSUANT TO SECTION 13 OR 15(D) OF THE
                SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): May 30, 2000

                      NewMil Bancorp, Inc.
     (Exact Name of Registrant as Specified in its Charter)


  Delaware                        0-16455                   06-1186389
 (State or other Jurisdiction     (Commission            (IRS Employer
     of Incorporation             File Number)       Identification No.)


     19 Main Street, P.O. Box 600, New Milford, Connecticut   06776
     (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:  860-355-7600


                              N/A
 (Former name or former address, if changed since last report)


ITEM. 5   OTHER EVENTS.

     On May 30, 2000, New Mil Bancorp, Inc. ("New Mil") entered into an Agreement and Plan of Merger (the "Merger Agreement") by which New Mil will acquire Nutmeg Federal Savings & Loan Association ("Nutmeg") in a combined cash and stock-for-stock exchange (the "Merger"). The Merger must be approved by stockholders of both New Mil and Nutmeg and by regulatory authorities, and is subject to various customary closing conditions. In connection with the Agreement, New Mil and Nutmeg entered into an Option Agreement (the "Option Agreement") pursuant to which Nutmeg granted New Mil an option, exercisable under certain circumstances, to purchase an aggregate of 457,280 newly issued shares of common stock, par value $.003 per share, of Nutmeg at an exercise price of $7.00 per share. The Merger Agreement and the Option Agreement are filed as Exhibits 2.1 and 2.2, respectively, and are incorporated by reference herein.

     New Mil issued a press release on May 31, 2000 relating to the signing of the Merger Agreement with Nutmeg. Such press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits.

          Exhibit No.    Description

          2.1 Agreement and Plan of Merger by and between New Mil Bancorp, Inc. and Nutmeg Federal
                         Savings & Loan Association dated as of
                         May 30, 2000.

          2.2 Option Agreement, dated as of May 30, 2000 between Nutmeg Federal Savings & Loan
                         Association and New Mil Bancorp, Inc.

          99.1           Press Release of New Mil Bancorp, Inc. dated
                         May 31, 2000


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         NEW MIL BANCORP, INC.
                         (Registrant)


Dated: June 9, 2000      By:       s/s
                              Francis J. Wiatr
                         Its: Chairman, President and
                              Chief Executive Officer